                                                                    EXHIBIT 10.4




                           UNITED STATES OF AMERICA
                       BEFORE FEDERAL TRADE COMMISSION

- ------------------------------------------
         In the Matter of                 )
                                          )
LOCKHEED CORPORATION,                     )
         a corporation,                   )
                                          )
MARTIN MARIETTA CORPORATION,              )
         a corporation, and               )       File No. 951-0005
                                          )
LOCKHEED MARTIN CORPORATION,              )
         a corporation.                   )
- ------------------------------------------




                      AGREEMENT CONTAINING CONSENT ORDER

         The Federal Trade Commission ("the Commission"), having initiated an investigation of the merger of Lockheed Corporation ("Lockheed") and Martin Marietta Corporation ("Martin Marietta"), and it now appearing that Lockheed, Martin Marietta and Lockheed Martin Corporation ("Lockheed Martin"), hereinafter sometimes referred to as proposed respondents, are willing to enter into an agreement containing an order to refrain from certain acts and to provide for other relief:

         IT IS HEREBY AGREED by and between proposed respondents, by their duly authorized officers and attorneys, and counsel for the Commission that:

         1. Proposed respondent Lockheed is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 4500 Park Granada Boulevard, Calabasas, California 91399.

         2. Proposed respondent Martin Marietta is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Maryland, with its office and principal place of business located at 6801 Rockledge Drive, Bethesda, Maryland 20817.

         3. Proposed respondent Lockheed Martin is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Maryland, with its office and principal place of business located at 6801 Rockledge Drive, Bethesda, Maryland 20817.

         4. Proposed respondents admit all the jurisdictional facts set forth in the draft of complaint here attached.

         5.      Proposed respondents waive:
                 a.       Any further procedural steps;

                 b. The requirement that the Commission's decision contain a statement of findings of fact and conclusions of law;

                 c. All rights to seek judicial review or otherwise to challenge or contest the validity of the order entered pursuant to this agreement; and

                 d.       Any claim under the Equal Access to Justice Act.

         6. Proposed respondents shall submit within thirty (30) days of the date this agreement is signed by proposed respondents an initial report, pursuant to Section 2.33 of the Commission's Rules, signed by the proposed respondents setting forth in detail the manner in which the proposed respondents will comply with

Paragraphs II, III, IV, V, VI, VII and VIII of the order when and if entered. Such report will not become part of the public record unless and until the accompanying agreement and order are accepted by the Commission.

         7. This agreement shall not become a part of the public record of the proceeding unless and until it is accepted by the Commission. If this agreement is accepted by the Commission it, together with the draft of complaint contemplated thereby, will be placed on the public record for a period of sixty (60) days and information in respect thereto publicly released. The Commission thereafter may either withdraw its acceptance of this agreement and so notify proposed respondents, in which event it will take such action as it may consider appropriate, or issue and serve its complaint (in such form as the circumstances may require) and decision, in disposition of the proceeding.

         8. This agreement is for settlement purposes only and does not constitute an admission by proposed respondents that the law has been violated as alleged in the draft of complaint here attached, or that the facts as alleged in the draft complaint, other than jurisdictional facts, are true.

         9. This agreement contemplates that, if it is accepted by the Commission, if such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of Section 2.34 of the Commission's Rules, the Commission may, without further notice to proposed respondents, (1) issue its complaint corresponding in form and substance with the draft of complaint here attached and its decision containing the following order to refrain from certain acts in disposition of the proceeding, and (2) make information public with respect thereto. When so entered, the order shall have the same force and effect and may be altered, modified, or set aside in the same manner and within the same time provided by statute for other orders. The order shall become final upon service. Delivery by the U.S. Postal Service of the complaint and decision containing the agreed-to order to proposed respondents' addresses as stated in this agreement shall constitute service. Proposed respondents waive any right they may have to any other manner of service. The complaint may be used in construing the terms of the order, and no agreement, understanding, representation or interpretation not contained in the order or the agreement may be used to vary or contradict the terms of the order.

         10. Proposed respondents have read the draft of complaint and order contemplated hereby. Proposed respondents understand that once the order has been issued, they will be required to file one or more compliance reports showing that they have fully complied with the order. Proposed respondents further understand that they may be liable for civil penalties in the amount provided by law for each violation of the order after it becomes final.

                                     ORDER

                                       I.

         IT IS ORDERED THAT, as used in this order, the following definitions shall apply:

         A. "Lockheed" means Lockheed Corporation and its predecessors, successors, subsidiaries, divisions, groups and affiliates controlled by Lockheed, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         B. "Missile Systems" means the Missile Systems Division of Lockheed Missiles & Space Company, Inc., an entity with its principal place of business at 1111 Lockheed Way, Sunnyvale, California 94088, which is engaged in, among other things, the research, development, manufacture and sale of Expendable Launch Vehicles, and its subsidiaries, divisions, groups and affiliates controlled by Missile Systems, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         C. "Commercial Space" means Lockheed Commercial Space Company, Inc., an entity with its principal place of business at 1111 Lockheed Way, Sunnyvale, California 94088, and Lockheed Khrunichev-Energia International ("LKEI"), a joint venture between Lockheed Commercial Space Company, Inc., Khrunichev Enterprise and Energia Scientific-Productive Entity with its principal place of business at 2099 Gateway Place, Suite 220, San Jose, California 95110, which are engaged in, among other things,

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the research, development, manufacture, marketing and sale of Expendable Launch
Vehicles, and its subsidiaries, divisions, joint venture partners, groups and affiliates controlled by Commercial Space, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         D. "Space Systems" means the Space Systems Division of Lockheed Missiles & Space Company, Inc., an entity with its principal place of business at 1111 Lockheed Way, Sunnyvale, California 94088, which is engaged in, among other things, the research, development, manufacture and sale of Satellites, and its subsidiaries, divisions, groups and affiliates controlled by Space Systems, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         E. "Aeronautical Systems" means Lockheed Aeronautical Systems Group, an entity with its principal place of business at 2859 Paces Ferry, Suite 1800, Atlanta, Georgia 30339, which is engaged in, among other things, the research, development, manufacture and sale of Military Aircraft, and its subsidiaries, divisions, groups and affiliates controlled by Aeronautical Systems, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         F. "Martin Marietta" means Martin Marietta Corporation and its predecessors, successors, subsidiaries, divisions, groups and affiliates controlled by Martin Marietta, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         G. "Astronautics" means Martin Marietta's Astronautics Company, an entity with its principal place of business at P.O. Box 179, Denver, Colorado 80201, which is engaged in, among other things, the research, development, manufacture and sale of Satellites and Expendable Launch Vehicles, and its subsidiaries, divisions, groups and affiliates controlled by Astronautics, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         H. "Astro Space" means Martin Marietta's Astro Space Company, an entity with its principal place of business at P.O. Box 800, Princeton, New Jersey 08543, which is engaged in, among other things, the research, development, manufacture and sale of Satellites, and its subsidiaries, divisions, groups and affiliates controlled by Astro Space, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         I. "Electronics and Missiles" means Martin Marietta's Electronics and Missiles Company, an entity with its principal place of business at 5600 Sand Lake Road, Orlando, Florida 32819, which is engaged in, among other things, the manufacture and sale of LANTIRN Systems, and its subsidiaries, divisions, groups and affiliates controlled by Electronics and Missiles, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         J. "Lockheed Martin" means Lockheed Martin Corporation and its predecessors, successors, subsidiaries, divisions, groups and affiliates controlled by Lockheed Martin, and their respective directors, officers, employees, agents and representatives, and their respective successors and assigns.

         K.      "Respondents" means Lockheed, Martin Marietta and Lockheed
Martin.

         L. "Hughes" means GM Hughes Electronics Corporation, a corporation, organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 7200 Hughes Terrace, Los Angeles, California 90045.

         M. "Grumman" means Northrop Grumman Corporation, a corporation, organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 1840 Century Park East, Los Angeles, California 90067.

         N. "Person" means any natural person, corporate entity, partnership, association, joint venture, government entity, trust or other business or legal entity.

         O.      "Commission" means the Federal Trade Commission.

         P. "Lockheed/Hughes Teaming Agreement" means the teaming agreement entered into on January 15, 1985, between Lockheed and the Electro-Optical and Data Systems Group of the Hughes Aircraft Company for the purpose of submitting a proposal to the United States Department of Defense for the Demonstration/Validation phase of the Follow-On Early Warning System, and all subsequent amendments or other modifications thereto.

         Q. "Martin Marietta/Grumman Teaming Agreement" means the teaming agreement entered into on June 20, 1994, between Martin Marietta and Grumman for the purpose of bidding on or otherwise competing for the United States Department of Defense's Alert, Locate and Report Missiles program, and all subsequent amendments or other modifications thereto.

         R. "Space Based Early Warning System" means any Satellite system designed to be used for tactical warning and attack assessment, theater and strategic missile defense, and related military purposes by the United States Department of Defense, including but not limited to the Space Based InfraRed ("SBIR") system and successor systems considered by the United States Department of Defense to follow SBIR programmatically.

         S. "Military Aircraft" means aircraft manufactured for sale to the United States Department of Defense, whether for use by the United States Department of Defense or for transfer to a foreign military sale purchaser.

         T. "LANTIRN Systems" means dual pod, externally mounted, Low-Altitude Navigation and Targeting Infrared for Night Systems manufactured by Martin Marietta for use on Military Aircraft.

         U. "Expendable Launch Vehicle" means a vehicle that launches a Satellite(s) from the Earth's surface that is consumed during the process of launching a Satellite(s) and therefore cannot be launched more than one time.

         V. "Satellite" means an unmanned machine that is launched from the Earth's surface for the purpose of transmitting data back to Earth and which is designed either to orbit the Earth or travel away from the Earth.

         W. "Non-Public LANTIRN Information" means any information not in the public domain furnished by any Military Aircraft manufacturer to Electronics and Missiles in its capacity as the provider of LANTIRN-Systems, and (1) if written information, designated in writing by the Military Aircraft manufacturer as proprietary information by an appropriate legend, marking, stamp, or positive written identification on the face thereof, or (2) if oral, visual or other information, identified as proprietary information in writing by the Military Aircraft manufacturer prior to the disclosure or within thirty
(30) days after such disclosure. Non-Public LANTIRN Information shall not include: (i) information already known to Respondents, (ii) information which subsequently falls within the public domain through no violation of this order by Respondents, (iii) information which subsequently becomes known to Respondents from a third party not in breach of a confidential disclosure agreement, or (iv) information after six
(6) years from the date of disclosure of such Non-Public LANTIRN Information to Respondents, or such other period as agreed to in writing by Respondents and the provider of the information.

         X. "Non-Public ELV Information" means any information not in the public domain furnished by an Expendable Launch Vehicle manufacturer to Space Systems, Astro Space or Astronautics in their capacities as providers of Satellites, and (1) if written information, designated in writing by the Expendable Launch Vehicle manufacturer as proprietary information by an appropriate legend, marking, stamp, or positive written identification on the face thereof, or (2) if oral, visual or other information, identified as proprietary information in writing by the Expendable Launch Vehicle manufacturer prior to the disclosure or within thirty (30) days after such disclosure. Non-Public ELV Information shall not include: (i) information already known to Respondents, (ii) information which subsequently falls within the public domain through no violation of this order by Respondents, (iii) information which subsequently becomes known to Respondents from a third party not in breach of a confidential disclosure agreement, or (iv) information after six (6) years from the date of disclosure of such Non-Public ELV Information to Respondents, or such other period as agreed to in writing by Respondents and the provider of the information.

         Y.      "Merger" means the merger of Martin Marietta and Lockheed.

                                      II.


         IT IS FURTHER ORDERED that Respondents shall not enforce or attempt to enforce any provision contained in the Lockheed/Hughes Teaming Agreement that prohibits in any way Hughes from (1) competing against Lockheed for any part of any Space Based Early Warning System, or (2) teaming or otherwise contracting with any other person for the purpose of bidding on, developing, manufacturing, or supplying any part of any Space Based Early Warning System. Respondents shall not enforce or attempt to enforce any proprietary rights in the electro-optical sensors developed by Hughes in connection with or by virtue of the Lockheed/Hughes Teaming Agreement in a manner that would inhibit Hughes from competing with Respondents for any part of any Space Based Early Warning System.

                                      III.

         IT IS FURTHER ORDERED that Respondents shall not enforce or attempt to enforce any provision contained in the Martin Marietta/Grumman Teaming Agreement that prohibits in any way Grumman from (1) competing against Martin Marietta for any part of any Space Based Early Warning System, or (2) teaming or otherwise contracting with any other person for the purpose of bidding on, developing, manufacturing, or supplying any part of any Space Based Early Warning System. Respondents shall not enforce or attempt to enforce any proprietary rights in the electro-optical sensors developed by Grumman in connection with or by virtue of the Martin Marietta/Grumman Teaming Agreement in a manner that would inhibit Grumman from competing with Respondents for any part of any Space Based Early Warning System.


                                      IV.

         IT IS FURTHER ORDERED that:

         A. Respondents shall not, absent the prior written consent of the proprietor of Non-Public LANTIRN Information, provide, disclose, or otherwise make available to Aeronautical Systems any Non-Public LANTIRN Information; and

         B. Respondents shall use any Non-Public LANTIRN Information obtained by Electronics and Missiles only in Electronics and Missiles' capacity as the provider of LANTIRN Systems, absent the prior written consent of the proprietor of Non-Public LANTIRN Information.

                                       V.

         IT IS FURTHER ORDERED that Respondents shall deliver a copy of this order to any United States Military Aircraft manufacturer prior to obtaining any Non-Public LANTIRN Information relating to the manufacturer's Military Aircraft either from the Military Aircraft's manufacturer or through the Merger; provided that for Non-Public LANTIRN Information described in Paragraph I.W.(2) of this order, Respondents shall deliver a copy of this order within ten (10) days of the written identification by the Military Aircraft manufacturer.

                                      VI.

         IT IS FURTHER ORDERED that Respondents shall not make any modifications, upgrades, or other changes to LANTIRN Systems or any component or subcomponent thereof that discriminate against any other Military Aircraft manufacturer with regard to the performance of the Military Aircraft or the time or cost required to integrate LANTIRN Systems into the Military Aircraft. Provided, however, that nothing in this Paragraph shall prohibit Respondents from making any such modifications, upgrades, or other changes that are: (1) necessary to meet competition from (a) foreign military aircraft, or (b) other products designed to provide targeting, terrain following, or night navigation functions comparable in performance to LANTIRN Systems; or (2) approved in writing by the Secretary of Defense or his or her designee.

                                      VII.

         IT IS FURTHER ORDERED that:

         A. Respondents shall not, absent the prior written consent of the proprietor of Non-Public ELV Information, provide, disclose, or otherwise make available to Astronautics, Missile

Systems or Commercial Space any Non-Public ELV Information obtained by Astro Space or Space Systems; and

         B. Respondents shall use any Non-Public ELV Information obtained by Astronautics, Astro Space or Space Systems only in Astronautics's, Astro Space's and Space System's capacities as providers of Satellites, absent the prior written consent of the proprietor of Non-Public ELV Information.

                                     VIII.

         IT IS FURTHER ORDERED that Respondents shall deliver a copy of this order to any United States Expendable Launch Vehicle manufacturer prior to obtaining any Non-Public ELV Information relating to the manufacturer's Expendable Launch Vehicle(s) either from the Expendable Launch Vehicle manufacturer or through the Merger; provided that for Non-Public ELV Information described in Paragraph I.X.(2) of this order, Respondents shall deliver a copy of this order within ten (10) days of the written identification by the Expendable Launch Vehicle manufacturer.

                                      IX.

         IT IS FURTHER ORDERED that Respondents shall comply with all terms of the Interim Agreement, attached to this order and made a part hereof as Appendix I. Said Interim Agreement shall continue in effect until the provisions in Paragraphs II, III, IV, V, VI, VII and VIII are complied with or until such other time as is stated in said Interim Agreement.

                                       X.

         IT IS FURTHER ORDERED that within sixty (60) days of the date this order becomes final and annually for the next ten (10) years on the anniversary of the date this order becomes final, and at such other times as the Commission may require, Respondents shall file a verified written report with the Commission setting forth in detail the manner and form in which they have complied and are complying with this order. To the extent not prohibited by United States Government national security requirements, Respondents shall include in their reports information sufficient to identify (a) all modifications, upgrades, or other changes to LANTIRN Systems for which Respondents have requested and/or received written approval from the Secretary of Defense or his or her designee pursuant to Paragraph VI of this order, (b) all United States Military Aircraft manufacturers with whom Respondents have entered into an agreement for the research, development, manufacture or sale of LANTIRN Systems, and (c) all United States Expendable Launch Vehicle manufacturers with whom Respondents have entered into an agreement for the research, development, manufacture or sale of Satellites.

                                      XI.

          IT IS FURTHER ORDERED that Respondents shall notify the Commission at least thirty days prior to any proposed change in Respondents, such as dissolution, assignment, sale resulting in

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the emergence of a successor corporation, or the creation or dissolution of subsidiaries or any other change in Respondents that may affect compliance obligations arising out of this order.

                                      XII.

         IT IS FURTHER ORDERED that, for the purpose of determining or securing compliance with this order, and subject to any legally recognized privilege and applicable United States Government national security requirements, upon written request, and on reasonable notice, any Respondent shall permit any duly authorized representative of the Commission:

         A. Access, during office hours and in the presence of counsel, to inspect and copy all books, ledgers, accounts, correspondence, memoranda and other records and documents in the possession or under the control of that Respondent relating to any matters contained in this order; and

         B. Upon five (5) days' notice to any Respondent and without restraint or interference from it, to interview officers, directors, or employees of that Respondent, who may have counsel present, regarding such matters.

                                     XIII.

         IT IS FURTHER ORDERED that this order shall terminate twenty (20) years from the date this order becomes final.

                     Signed this 22d day of December, 1994.

FEDERAL TRADE COMMISSION          LOCKHEED CORPORATION
BUREAU OF COMPETITION

By: /s/ LAURA A. WILKINSON        By: /s/ CAROL R. MARSHALL
   -----------------------            ------------------------
Laura A. Wilkinson                Carol R. Marshall
Deputy Assistant Director         Vice President-Secretary and
                                    Assistant General Counsel

James H. Holden, Jr.
Steven K. Bernstein               By: /s/ RICHARD G. PARKER
John E. Scribner                  ----------------------------
Craig A. Waldman                  Richard G. Parker
Attorneys                         O'Melveny & Myers
                                  Counsel for Lockheed Corporation
Counsel for the Federal
  Trade Commission
                                  MARTIN MARIETTA CORPORATION

APPROVED:

/s/ ANN MALESTER                  By: /s/ FRANK H. MENAKER, JR.
- --------------------              -----------------------------
Ann Malester                      Frank H. Menaker, Jr.
Assistant Director                Vice President and General
                                    Counsel

/s/ MARY LOU STEPTOE              /s/ RAYMOND A. JACOBSEN, JR.
- --------------------              -----------------------------
Mary Lou Steptoe                  Raymond A. Jacobsen, Jr.
Acting Director                   Howrey & Simon
Bureau of Competition             Counsel for Martin Marietta
                                    Corporation


                                  LOCKHEED MARTIN CORPORATION



                                  By /s/ STEPHEN M. PIPER
                                    ---------------------------
                                  Stephen M. Piper
                                  Secretary

                                   APPENDIX I



                            UNITED STATES OF AMERICA
                        BEFORE FEDERAL TRADE COMMISSION



- ------------------------------------------
         In the Matter of                 )
                                          )
LOCKHEED CORPORATION,                     )
         a corporation,                   )
                                          )
MARTIN MARIETTA CORPORATION,              )
         a corporation, and               )       File No. 951-0005
                                          )
LOCKHEED MARTIN CORPORATION,              )
         a corporation.                   )
- ------------------------------------------


                              INTERIM AGREEMENT

         This Interim Agreement is by and between Lockheed Corporation ("Lockheed"), a corporation organized and existing under the laws of the State of Delaware, Martin Marietta Corporation ("Martin Marietta"), a corporation organized and existing under the laws of the State of Maryland, Lockheed Martin Corporation ("Lockheed Martin"), a corporation organized and existing under the laws of the State of Maryland (collectively referred to as "Proposed Respondents"), and the Federal Trade Commission (the "Commission"), an independent agency of the United States Government, established under the Federal Trade Commission Act of 1914, 15 U.S.C. Section 41, et seq. (collectively, the "Parties").

                                    PREMISES

         WHEREAS, Martin Marietta and Lockheed have proposed the merger of their businesses by the formation of a new corporation, Lockheed Martin; and

         WHEREAS, the Commission is now investigating the proposed Merger to determine if it would violate any of the statutes the Commission enforces; and

         WHEREAS, if the Commission accepts the Agreement Containing Consent Order ("Consent Agreement"), the Commission will place it on the public record for a period of at least sixty (60) days and subsequently may either withdraw such acceptance or issue and serve its Complaint and decision in disposition of the proceeding pursuant to the provisions of Section 2.34 of the Commission's Rules; and

         WHEREAS, the Commission is concerned that if an understanding is not reached, preserving competition during the period prior to the final acceptance of the Consent Agreement by the Commission (after the 60-day public notice period), there may be interim competitive harm and divestiture or other relief resulting from a proceeding challenging the legality of the proposed Merger might not be possible, or might be less than an effective remedy; and

         WHEREAS, Proposed Respondents entering into this Interim Agreement shall in no way be construed as an admission by Proposed Respondents that the proposed Merger constitutes a violation of any statute; and

         WHEREAS, Proposed Respondents understand that no act or transaction contemplated by this Interim Agreement shall be deemed immune or exempt from the provisions of the antitrust laws or the Federal Trade Commission Act by reason of anything contained in this Interim Agreement.

         NOW, THEREFORE, the Parties agree, upon the understanding that the Commission has not yet determined whether the proposed Merger will be challenged, and in consideration of the Commission's agreement that, unless the Commission determines to reject the Consent Agreement, it will not seek further relief from Proposed Respondents with respect to the proposed Merger, except that the Commission may exercise any and all rights to enforce this Interim Agreement, the Consent Agreement, and the final order in this matter, and, in the event that Proposed Respondents do not comply with the terms of this Interim Agreement, to seek further relief pursuant to Section 5 of the Federal Trade Commission Act, 15 U.S.C. Section 45, and Section 7 of the Clayton Act, 15 U.S.C. Section 18, as follows:

         1. Proposed Respondents agree to execute and be bound by the terms of the Order contained in the Consent Agreement, as if it were final, from the date the Consent Agreement is accepted for public comment by the Commission.

         2. Proposed Respondents agree to deliver within three (3) days of the date the Consent Agreement is accepted for public comment by the Commission, a copy of the Consent Agreement and a copy of this Interim Agreement to the United States Department of

Defense, GM Hughes Electronics Corporation, Loral Corporation, Northrop Grumman Corporation, Rockwell International Corporation and TRW Incorporated.

         3. Proposed Respondents agree to submit within thirty (30) days of the date the Consent Agreement is signed by the Proposed Respondents, an initial report, pursuant to Section 2.33 of the Commission's Rules, signed by the Proposed Respondents setting forth in detail the manner in which the Proposed Respondents will comply with Paragraphs II, III, IV, V, VI, VII and VIII of the Consent Agreement.

         4. Proposed Respondents agree that, from the date the Consent Agreement is accepted for public comment by the Commission until the first of the dates listed in subparagraphs 4.a and 4.b, they will comply with the provisions of this Interim Agreement:

                 a. ten business days after the Commission withdraws its acceptance of the Consent Agreement pursuant to the provisions of
         Section 2.34 of the Commission's Rules;

                 b. the date the Commission finally accepts the Consent Agreement and issues its Decision and Order.

         5. Proposed Respondents waive all rights to contest the validity of this interim Agreement.

         6. For the purpose of determining or securing compliance with this Interim Agreement, subject to any legally recognized privilege and applicable United States Government national security requirements, and upon written request, and on reasonable notice, to any Proposed Respondent made to its principal office, that Proposed Respondent shall permit any duly authorized representative or representatives of the Commission:

                a. Access during the office hours of that Proposed Respondent and in the presence of counsel to inspect and copy all books, ledgers, accounts, correspondence, memoranda, and other records and documents in the possession or under the control of that Proposed Respondent relating to compliance with this Interim Agreement; and

                b. Upon five (5) days' notice to any Proposed Respondent and without restraint or interference from it, to interview officers, directors, or employees of that Proposed Respondent, who may have counsel present, regarding any such matters.

         7. This Interim Agreement shall not be binding until accepted by the Commission.


Dated:    January 10, 1995

FEDERAL TRADE COMMISSION                LOCKHEED CORPORATION

By: /s/ JAY C. SHAFFER                  By: /s/ CAROL R. MARSHALL
- --------------------------              ----------------------------
Jay C. Shaffer                          Carol R. Marshall
Acting General Counsel                  Vice President-Secretary and
                                          Assistant General Counsel

                                        MARTIN MARIETTA CORPORATION

                                        By: /s/ FRANK H. MENAKER, JR.
                                           -------------------------
                                        Frank H. Menaker, Jr.
                                        Vice President and General Counsel

                                        LOCKHEED MARTIN CORPORATION

                                        By: /s/ STEPHEN M. PIPER
                                        ----------------------------
                                        Stephen M. Piper
                                        Secretary

                            UNITED STATES OF AMERICA
                        BEFORE FEDERAL TRADE COMMISSION


- ------------------------------------------
         In the Matter of                 )
                                          )
LOCKHEED CORPORATION,                     )
     a corporation,                       )
                                          )
MARTIN MARIETTA CORPORATION,              )
     a corporation, and                   )       Docket No.
                                          )
LOCKHEED MARTIN CORPORATION,              )
     a corporation.                       )
- ------------------------------------------

                                   COMPLAINT

         Pursuant to the provisions of the Federal Trade Commission Act, and by virtue of the authority vested in it by said Act, the Federal Trade Commission ("Commission"), having reason to believe that Respondent Lockheed Corporation ("Lockheed"), a corporation subject to the jurisdiction of the Commission, has agreed to merge with Respondent Martin Marietta Corporation ("Martin Marietta"), a corporation subject to the jurisdiction of the Commission, forming a newly created entity Respondent Lockheed Martin Corporation ("Lockheed Martin"), a corporation subject to the jurisdiction of the Commission, in violation of Section 7 of the Clayton Act, as amended, 15 U.S.C.
Section 18, and Section 5 of the Federal Trade Commission Act as amended, ("FTC Act"), 15 U.S.C. Section 45; and it appearing to the Commission that a proceeding in respect thereof would be in the public interest, hereby issues its Complaint, stating its charges as follows:


                               I.    DEFINITIONS

         1. "Space Based Early Warning System" means any Satellite system designed to be used for tactical warning and attack assessment, theater and strategic missile defense, and related military purposes by the United States Department of Defense, including but not limited to the Space Based InfraRed ("SBIR") system and successor systems considered by the United States Department of Defense to follow SBIR programmatically.

         2. "Sensors" means electro-optical sensors for use in any Space Based Early Warning System.

         3. "Lockheed/Hughes Teaming Agreement" means the teaming agreement entered into on January 15, 1985, between Lockheed and the Electro-Optical and Data Systems Group of the Hughes Aircraft Company for the purpose of submitting a proposal to the United States Department of Defense for the Demonstration/Validation phase of the Follow-On Early Warning System, and all subsequent amendments or other modifications thereto.

         4. "Martin Marietta/Grumman Teaming Agreement" means the teaming agreement entered into on June 20, 1994, between Martin Marietta and Grumman for the purpose of bidding on or otherwise competing for the United States Department of Defense's Alert, Locate and Report Missiles program, and all subsequent amendments or other modifications thereto.

         5. "Military Aircraft" means aircraft manufactured for sale to the United States Department of Defense, whether for use by the United States Department of Defense or for transfer to a foreign military sale purchaser.

         6. "LANTIRN Systems" means dual pod, externally mounted, Low-Altitude Navigation and Targeting Infrared for Night Systems manufactured by Martin Marietta for use on Military Aircraft.

         7. "Expendable Launch Vehicle" means a vehicle that launches a Satellite(s) from the Earth's surface and is consumed during the process of launching a Satellite(s) and therefore cannot be launched more than one time.

         8. "Satellite" means an unmanned machine that is launched from the Earth's surface for the purpose of transmitting data back to Earth and which is designed either to orbit the Earth or travel away from the Earth.

         9.      "Respondents" means Lockheed, Martin Marietta and Lockheed
Martin.


                              II.    RESPONDENTS

         10. Respondent Lockheed Corporation is a corporation organized, existing, and doing business under and by virtue of the laws of the state of Delaware, with its office and principal place of business located at 4500 Park Granada Boulevard, Calabasas, California 91399.

         11. Respondent Lockheed Corporation is engaged in among other things the research, development, manufacture and sale of: Satellites, including Satellites for use in Space Based Early Warning Systems; Expendable Launch Vehicles; and Military Aircraft.

         12. Respondent Martin Marietta Corporation is a corporation organized, existing, and doing business under and by virtue of the laws of the state of Maryland, with its office and principal place of business located at 6801 Rockledge Drive, Bethesda, Maryland 20817.

         13. Respondent Martin Marietta Corporation is engaged in among other things the research, development, manufacture and sale of: Satellites, including Satellites for use in Space Based Early Warning Systems, Expendable Launch Vehicles; and LANTIRN Systems.

         14. Respondent Lockheed Martin Corporation is a corporation organized, existing, and doing business under and by virtue of the laws of the state of Maryland, with its office and principal place of business located at 6801 Rockledge Drive, Bethesda, Maryland 20817.

         15. Respondent Lockheed Martin Corporation, through the proposed merger of Lockheed and Martin Marietta, would be engaged in among other things the research, development, manufacture and sale of: Satellites, including Satellites for use in Space Based Early Warning Systems; Expendable Launch Vehicles; LANTIRN Systems; and Military Aircraft.

                              III.   JURISDICTION

         16. Respondents are, and at all times relevant herein have been, engaged in commerce as "commerce" is defined in Section 1 of the Clayton Act, as amended, 15 U.S.C. Section 12, and are corporations whose business is in or affects commerce as "commerce" is defined in Section 4 of the Federal Trade Commission Act, as amended, 15 U.S.C. Section 44.


                               IV.    THE MERGER

         17. On or about August 29, 1994, Respondents entered into an Agreement and Plan of Reorganization whereby Respondents would engage in a series of related transactions resulting in a newly created corporation, Lockheed Martin. The value of the transaction is in excess of $9 billion ("Merger").


                          V.    THE RELEVANT MARKETS

         18.     The relevant lines of commerce are:

                 a. the research, development, manufacture and sale of Satellites, including but not limited to Satellites for use in Space Based Early Warning Systems;

                 b. the research, development, manufacture and sale of Sensors;

                 c. the research, development, manufacture and sale of Military Aircraft;

                 d. the research, development, manufacture and sale of LANTIRN Systems; and

                 e. the research, development, manufacture and sale of Expendable Launch Vehicles.

         19. The United States is the relevant geographic area in which to analyze the effects of the Merger in all the relevant lines of commerce.

                         VI.  STRUCTURE OF THE MARKETS

         20. Because of the exclusive nature of the Lockheed/Hughes Teaming Agreement and the Martin Marietta/Grumman Teaming Agreement, the market for the research, development, manufacture and sale of Satellites for use in Space Based Early Warning Systems is highly concentrated as measured by the Herfindahl-Hirschman Index ("HHI") or the two-firm and four-firm concentration ratios ("concentration ratios").

         21. Respondents are actual competitors in the relevant market for the research, development, manufacture and sale of Satellites for use in Space Based Early Warning Systems.

         22. The market for the research, development, manufacture and sale of Sensors is highly concentrated as measured by the HHI or concentration ratios.

         23. The market for the research, development, manufacture and sale of LANTIRN Systems is highly concentrated as measured by the HHI or concentration ratios.

         24. Respondents, through the proposed Merger, would be engaged in the research, development, manufacture and sale of both Military Aircraft and LANTIRN Systems, which are used in Military Aircraft.

         25. Respondents, through the proposed Merger, would be engaged in the research, development, manufacture and sale of a wide range of Expendable Launch Vehicles and Satellites, which are launched from the Earth's surface by Expendable Launch Vehicles.

                          VII.    BARRIERS TO ENTRY

         26. Because of the exclusive nature of the Lockheed/Hughes Teaming Agreement and the Martin Marietta/Grumman Teaming Agreement, entry into the research, development, manufacture and sale of Satellites for use in Space Based Early Warning Systems is difficult and unlikely.

         27. Entry into the market for the research, development, manufacture and sale of Sensors is difficult and unlikely.

         28. Entry into the research, development, manufacture and sale of LANTIRN Systems is difficult and unlikely.


                        VIII.   EFFECTS OF THE MERGER

         29. The effects of the Merger, if consummated, may be substantially to lessen competition or to tend to create a monopoly in the markets for research, development, manufacture and sale of: Satellites for use in Space Based Early Warning Systems; Military Aircraft; and Expendable Launch Vehicles in violation of Section 7 of the Clayton Act, as amended, 15 U.S.C.
Section 18, and Section 5 of the FTC Act, as amended, 15 U.S.C. Section 45, in the following ways, among others:

                 a. actual, direct and substantial competition between Respondents in the market for the research, development, manufacture and sale of Satellites for use in Space Based Early Warning Systems will be eliminated;

                 b. Respondents may disadvantage Military Aircraft competitors by modifying LANTIRN Systems in a manner that raises the costs of competing Military Aircraft;

                 c. Respondents may gain access to competitively sensitive non-public information concerning other Military Aircraft manufacturers, whereby:

                          (1) actual competition between Respondents and Military Aircraft manufacturers will be reduced; and

                          (2) advancements in Military Aircraft research, development, innovation and quality will be reduced; and

                 d. Respondents may gain access to competitively sensitive non-public information concerning other Expendable Launch Vehicle manufacturers, whereby:

                          (1) actual competition between Respondents and Expendable Launch Vehicle manufacturers will be reduced; and

                          (2) advancements in Expendable Launch Vehicle research, development, innovation and quality will be reduced.


                          IX.    VIOLATIONS CHARGED

         30. The Merger described in Paragraph 17, if consummated, would constitute a violation of Section 7 of the Clayton Act, as amended, 15 U.S.C.
Section 18, and Section 5 of the FTC Act, as amended, 15 U.S.C. Section 45.

         31. The Merger agreement described in Paragraph 17 constitutes a violation of Section 5 of the FTC Act, as amended, 15 U.S.C. Section 45.



         IN WITNESS WHEREOF, the Federal Trade Commission has caused this Complaint to be signed by the Secretary and its official seal to be affixed, at Washington, D.C. this ___ day of________________ A.D., 1995.

         By the Commission.



                                        -------------------------
                                        Donald S. Clark
                                        Secretary

SEAL

                         ANALYSIS OF PROPOSED CONSENT
                         ORDER TO AID PUBLIC COMMENT

         The Federal Trade Commission ("Commission") has accepted, subject to final approval, an agreement containing a proposed Consent Order from Lockheed Corporation ("Lockheed"), Martin Marietta Corporation ("Martin Marietta") and Lockheed Martin Corporation ("Lockheed Martin"), collectively referred to as respondents. The proposed Consent Order prohibits respondents from enforcing exclusivity provisions contained in teaming agreements with manufacturers of sensors for space-based early warning systems. The proposed Consent Order also prohibits respondents' military aircraft division from gaining access to any non-public information that respondents' electronics division receives from competing military aircraft manufacturers when providing a navigation and targeting system known as "LANTIRN" to competing aircraft producers. In addition, the proposed Consent Order prohibits respondents from making any modifications to the LANTIRN system that discriminate against other military aircraft manufacturers unless such modifications either are necessary to meet competition or are approved by the Secretary of Defense. Finally, the proposed Consent Order prohibits respondents' expendable launch vehicle ("ELV") divisions from gaining access to any non-public information that respondents' satellite divisions receive from competing ELV suppliers when those competing suppliers launch respondents' satellites.

         The proposed Consent Order has been placed on the public record for sixty (60) days for reception of comments by interested persons. Comments received during this period will become part of the public record. After sixty (60) days, the Commission will again review the agreement and the comments received and will decide whether it should withdraw from the agreement or make final the agreement's proposed Order.

         Pursuant to an August 29, 1994, Agreement and Plan of Reorganization, Lockheed and Martin Marietta agreed to merge their businesses into a newly created corporation, Lockheed Martin. The proposed complaint alleges that the merger, if consummated, would violate Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. Section 45, and Section 7 of the Clayton Act, as amended, 15 U.S.C. Section 18, in the following three markets in the United
States:

         (1) the research, development, manufacture and sale of satellites for use in space-based early warning systems;

         (2) the research, development, manufacture and sale of military aircraft; and

         (3) the research, development, manufacture and sale of expendable launch vehicles.

         The proposed Consent Order would remedy the alleged violations.
First, in the market for space-based early warning systems, Lockheed and Martin Marietta are exclusively teamed with the Electro-Optical and Data Systems Group of Hughes Aircraft Company ("Hughes") and Northrop Grumman Corporation ("Northrop Grumman"), respectively. Hughes and Northrop Grumman are two of the leading manufacturers of sensors for space-based early warning systems. Because the Lockheed/Hughes and Martin Marietta/Northrop Grumman teaming agreements are both exclusive, the proposed merger would allow Lockheed Martin to tie up two different sensors for space-based early warning systems. The proposed Consent Order makes these agreements non-exclusive, which allows Hughes and Northrop Grumman to bid for space-based early warning systems either on their own or teamed with other companies, as well as to continue working with their current teammates, Lockheed and Martin Marietta. The purpose of the proposed Consent Order is to increase the number of competitors for space-based early warning systems procured by the United States Department of Defense ("DoD").

         Second, Lockheed is a significant competitor in the manufacture and sale of military aircraft, and Martin Marietta is the only supplier of the LANTIRN infrared navigation and targeting system, a critical component on some military aircraft. Following the merger, Lockheed Martin would be the sole source for LANTIRN systems, as well as a competitor in the military aircraft market. Because military aircraft manufacturers will have to provide proprietary information to the Lockheed Martin division that manufactures LANTIRN, Lockheed Martin's military aircraft division could gain access to competitively significant and non-public information concerning competing military aircraft. In addition, because the LANTIRN system is periodically modified or upgraded, Lockheed Martin could modify the LANTIRN in a manner that discriminates against competing military aircraft manufacturers. As a result, the proposed merger increases the likelihood that competition between military aircraft suppliers would decrease because Lockheed Martin would have access to its competitors' proprietary information, which could affect the prices and services that Lockheed Martin provides. In addition, advancements in military aircraft research, innovation, and quality would be reduced because Lockheed Martin's military aircraft competitors would fear that Lockheed Martin could "free ride" off of its competitors' technological developments.

         Therefore, the proposed Consent Order prohibits Lockheed Martin from disclosing any non-public information that it receives from military aircraft manufacturers in its capacity as a provider of the LANTIRN system to Lockheed Martin's military aircraft division. Under the proposed Order, Lockheed Martin may only use such information in its capacity as a provider of the LANTIRN system. Non-public information in this context means any information not in the public domain and designated as proprietary information by any military aircraft manufacturer that provides such information to Lockheed Martin. The proposed Consent Order also prohibits Lockheed Martin from making any modifications to the LANTIRN system that disadvantage other military aircraft manufacturers unless the modifications are necessary to meet competition or are approved by the Secretary of Defense, or his or her designee. The purpose of the proposed

Order is to maintain the opportunity for full competition in the market for the research, development, manufacture and sale of military aircraft.

         Third, Martin Marietta and Lockheed are significant competitors in the manufacture and sale of satellites and expendable launch vehicles. The proposed merger increases the degree of vertical integration in the markets for satellites and ELVs used by the United States government. Because satellites manufactured by Lockheed Martin may be launched on ELVs supplied by Lockheed Martin's competitors, Lockheed Martin's satellite divisions could gain access to competitively significant and non-public information concerning competitors' ELVs during the process of integrating a satellite and an ELV. As a result, the proposed merger increases the likelihood that competition between ELV suppliers would decrease because Lockheed Martin would have access to its competitors' proprietary information, which could affect the prices and services that Lockheed Martin provides. In addition, advancements in ELV research, innovation, and quality would be reduced because Lockheed Martin's ELV competitors would fear that Lockheed Martin could "free ride" off of its competitors' technological developments.

         The proposed Consent Order prohibits Lockheed Martin's satellite divisions from disclosing to Lockheed Martin's ELV divisions any non-public information that Lockheed Martin receives from competing suppliers of ELVs. Under the proposed Order, Lockheed Martin may only use such information in its capacity as a satellite manufacturer. Non-public information in this context means any information not in the public domain and designated as proprietary information by any ELV manufacturer that provides such information to Lockheed Martin's satellite divisions. The purpose of the proposed Order is to maintain the opportunity for full competition in the research, development, manufacture and sale of ELVs.

         Under the provisions of the proposed Consent Order, respondents are required to deliver a copy of the Order to any United States military aircraft manufacturer and to any United States ELV manufacturer prior to obtaining any information from them that is outside the public domain. Under the proposed Order, respondents also are required to provide to the Commission reports of their compliance with the Order sixty (60) days after the Order becomes final and annually for the next ten (10) years on the anniversary of the date the Order becomes final.

         In order to preserve or promote competition in the relevant markets during the period prior to the final acceptance of the proposed Consent Order (after the 60-day public notice period), respondents have entered into an Interim Agreement with the Commission in which respondents agreed to be bound by the proposed Consent Order as of January 10, 1995, the date the Commission accepted the proposed Consent Order subject to final approval.

         The purpose of this analysis is to facilitate public comment on the proposed Order, and it is not intended to constitute an official interpretation of the agreement and proposed Order or to modify in any way their terms.





                                       7